UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
LAIDLAW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10657	98-0390488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Shuman Boulevard, Suite 400
Naperville, Illinois 60563
(Address of principal executive offices, including zip code)
(630) 848-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 14, 2007, Laidlaw International, Inc. (“Laidlaw International” or the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement dated July 31, 2006 among the Company, certain of its subsidiaries as borrowers as set forth therein, Citicorp North America, Inc., UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., and the lenders party thereto (the “Credit Agreement”). In connection with the Company’s entry into an Agreement and Plan of Merger by and among the Company, FirstGroup plc and Fern Acquisition Vehicle Corporation, dated February 8, 2007 (the “Merger Agreement”), the Amendment modifies the definition of the term “Change of Control” under the Credit Agreement.
     The Amendment also waives, subject to the satisfaction of certain conditions precedent, any and all defaults or events of default arising or that will arise as a result of the Company’s entry into the Merger Agreement. The Amendment further provides that, subject to the satisfaction of certain conditions precedent, Citicorp North America, Inc., as Administrative Agent, the Borrowers and the Required Lenders (as such terms are defined in the Credit Agreement) consent to the Merger Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Amendment No. 1, dated February 14, 2007, to the Credit Agreement dated July 31, 2006 by and among Laidlaw International, Inc., Citicorp North America, Inc., UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., and the lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	LAIDLAW INTERNATIONAL, INC.
	By:	/s/ Jeffrey W. Sanders
		Name:	Jeffrey W. Sanders
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 1, dated February 14, 2007, to the Credit Agreement dated July 31, 2006 by and among Laidlaw International, Inc., Citicorp North America, Inc., UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., and the lenders party thereto.